Exhibit 10.25

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

Execution Version

PACKAGING and SUPPLY AGREEMENT

for the packaging of pharmaceuticals between

NITEC PHARMA AG, Kaegenstrasse 17, CH-4153 Reinach, Switzerland, hereinafter referred to as “NITEC” and

CATALENT GERMANY SCHORNDORF GmbH Steinbeisstraße 2, D-73614 Schorndorf, Germany, hereinafter referred to as “CATALENT” and made effective 29 Sept. 2008, (the “Effective Date”).

WHEREAS, NITEC is a company manufacturing, distributing and licensing pharmaceutical products, including LODOTRA™ prednisone (Presentations in accordance with Appendix 1), and is interested in having CATALENT package LODOTRA for use, marketing, distribution and sale by NITEC or a third party.

WHEREAS, CATALENT has extensive experience in and maintains adequate facilities and personnel for contracting services related to the packaging of pharmaceuticals (“Services”) in accordance with Appendix 7.

WHEREAS, the Parties wish to enter into a close relationship in respect of CATALENT’s assembly of NITEC’s LODOTRA (as more specifically described in Appendix 1) and its supply to NITEC to the effect that both Parties will obtain maximum economic benefits from their cooperation.

WHEREAS, NITEC and CATALENT shall enter into a separate quality agreement (the “Quality Agreement”) governing the quality issues of CATALENT’s Services for NITEC.

WHEREAS, the Parties wish to have all commercial issues of CATALENT’s Services for NITEC governed by this Agreement.

Now, therefore, the Parties agree as follows:

ARTICLE 1 - SUBJECT OF THE AGREEMENT

1. The subject matter of this Agreement is the packaging of LODOTRA as set forth in Appendix 2 (hereinafter referred to as “Packaging Requirements”) at prices and conditions set forth in Appendix 3 (hereinafter referred to as “Prices”), and the delivery of such finished products (hereinafter referred to as “Finished Product”) to NITEC or such other destinations as NITEC may request, and Catalent may agree in writing, as provided for in the Quality Agreement.

2. CATALENT acknowledges that partners or affiliated companies of NITEC might be interested in the future to become a Party of this Agreement. CATALENT therefore agrees that - subject to the execution of a respective amendment to this Agreement - partners or affiliated companies of NITEC shall upon agreement of the Parties become a Party to this Agreement.

3. CATALENT acknowledges that assembly of LODOTRA on CATALENT’s site at Schorndorf is of utmost importance for the performance of this Agreement. CATALENT

10 Sept 2008	1.

Execution Version

therefore accepts that it may not render its Services from a different site without NITEC’s prior written consent.

ARTICLE 2 - DELIVERY OF NITEC PRODUCT LODOTRA

1. NITEC shall deliver to CATALENT, at NITEC’s own expense and risk of loss, tablets of LODOTRA DDP (Incoterms 2000), CATALENT’s facility in Schorndorf as specified in Appendix 1 and the Quality Agreement in order to enable CATALENT to render the Services.

2. The Parties accept the likelihood of minor losses of tablets of products when comparing the amount of tablets shipped by NITEC to CATALENT and the amount of tablets as Finished Product delivered from CATALENT to NITEC or its partners. Therefore, the Parties expressly agree that, upon the first anniversary of the date of this Agreement, they shall mutually agree on a reasonable loss rate. NITEC further acknowledges that any broken or non-conforming tablets of LODOTRA shall not be included in the calculation of such loss rate. CA TALENT shall reimburse NITEC for losses only in the event its losses exceed the reasonable loss mutually agreed between the Parties.

ARTICLE 3 - FORECAST AND DELIVERY

1. The average quantities for each of NITEC’s individual orders for Finished Product are specified in Appendix 4.

2. During the term of this Agreement, NITEC shall make available to CATALENT an […***…] rolling forecast of its requirements of Finished Product which shall be updated by NITEC every […***…]. Only the […***…] of such rolling forecast shall be binding for NITEC and result in separate firm purchase orders. The volumes specified for the other […***…] of such rolling forecast shall be non-binding estimates only.

3. NITEC shall send orders to CATALENT for Finished Product and, subject to CATALENT’s written confirmation, CATALENT shall deliver the Finished Product ordered Ex Works (Incoterms 2000), CATALENT’s facility within a period of […***…] after receipt of confirmation of NITEC’s purchase order. Subject to CATALENT’s written confirmation as set forth above, CATALENT shall use its commercially reasonable efforts to fulfil purchase orders for Finished Product. In the case of orders exceeding the volumes specified in NITEC’s forecasts for its binding period of […***…] by up to […***…] CATALENT will use commercially reasonable efforts to fulfill this exceeding request within the […***…] in which the original order was placed. CATALENT shall use commercially reasonable efforts to fulfill purchase orders for Finished Product exceeding the volumes specified in NITEC’s forecast by more than […***…]. NITEC undertakes to notify CATALENT in writing of its exceeding requirements for Products as early as reasonably possible.

4. CATALENT shall be responsible for the order and the purchase of raw materials and packaging materials, except primary packaging material (collectively “Materials”), from third parties as it deems appropriate. NITEC shall be responsible for firmly ordering primary packaging material (“Primary Packaging Materials”) from […***…] or any other supplier chosen by NITEC in accordance with NITEC’s rolling forecast and the contract

10 Sept 2008	2.	***Confidential Treatment Requested

Execution Version

between NITEC and […***…] a copy of which is attached as Appendix 6 and shall arrange for the delivery of such Primary Packaging Materials DDP (Incoterms 2000), CATALENT’s facility; provided, however, as set forth in Article 13.3, NITEC shall not hold CATALENT responsible or make a claim against CATALENT if a delay is attributable to […***…] or the respective supplier’s failure to deliver the Primary Packaging Materials properly or in a timely manner. In no event, however, shall NITEC be obliged to purchase from CATALENT Materials or otherwise pay for Materials, which exceed the amount necessary to comply with NITEC’s requirements of Finished Products set out in the binding part of the rolling forecast (which is the first three months).

5. In the event that CATALENT becomes aware of circumstances (including Force Majeure circumstances) that may cause a delay in the delivery of Finished Product, CATALENT shall notify NITEC immediately. CATALENT shall use commercially reasonable efforts to avoid any delay in delivery and, if such delay cannot be avoided, shall minimize and afford to NITEC its full co-operation to minimize the effects of delay for NITEC. Further, the Parties, shall as soon as feasible after the execution hereof, mutually prepare a crisis management plan setting out its strategies and solutions in the event of CATALENT’s inability to fullfil its contractual obligations.

6. It is expressly understood that CATALENT’s obligations pursuant to Article 3.5 is conditional upon NITEC’s delivery of tablets of LODOTRA, as set forth in Article 2 and the Quality Agreement, and NITEC’s (or a third party’s) delivery of Primary Packaging Material as set forth in Article 3.4 at least two (2) weeks prior to the confirmed date of starting the Services.

ARTICLE 4 - CONTINUOUS IMPROVEMENT PROGRAMME

1. The Parties shall hold Continuous Improvement Programme (“CIP”) meetings at appropriate intervals to identify and implement ways and means by which they can continually improve quality, time and cost of the Finished Product and Services supplied hereunder.

2. A set of reasonable continuous improvement objectives (e.g. optimisation of yield losses) shall be mutually agreed for each calendar year starting after one year of first commercial production. At the end of such year, CATALENT and NITEC shall review the CIP and measure the achievement of the CIP objectives by CATALENT.

ARTICLE 5 - PRICES AND CONDITIONS

1. The prices and conditions set forth in Appendices 2 and 3 shall apply to the Services during the first year of this Agreement. Thereafter, the Parties shall review the price structure and mutually agree on any fair and reasonable adjustments to the prices taking into particular consideration, the principles set forth in Articles 5.2 and 5.3, below.

2. NITEC or CATALENT may request that the prices for the Services be adjusted in accordance with the calculation set out in Appendix 3 if: (i) […***…]; or (ii) […***…]; or (iii) if NITEC requests a change in the Services to which CATALENT agrees.

10 Sept 2008	3.	***Confidential Treatment Requested

Execution Version

3. NITEC shall pay CATALENT’s invoices within […***…] of the date of invoice, net. Late payments shall be subject to a surcharge of […***…] on all overdue accounts. All payments shall be made in Euros.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

1. Each Party hereby represents and warrants to the other Party that such Party (i) is duly organized and validly existing under the laws of the jurisdiction in which it is organized, (ii) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (iii) is in compliance with all requirements of any applicable laws, except to the extent that any non-compliance would not adversely affect such Party’s ability to perform its obligations under this Agreement.

2. Each Party hereby represents and warrants to the other Party that such Party (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

3. NITEC represents and warrants that (i) all material (content of packaging insert, promotional material and the LODOTRA) delivered to CATALENT shall comply with all applicable laws governing their manufacture, use, promotion, sale and distribution; (ii) NITEC has obtained all permits, licenses or authorizations from all relevant regulatory agencies necessary or required for the manufacture and possession of LODOTRA and for its use as set forth in the respective order; (iii) NITEC will not use LODOTRA nor any other material supplied by NITEC for any clinical study, sale, marketing or any commercial activity without ensuring that it has obtained all permits, licenses or authorizations from all relevant regulatory agencies; (iv) NITEC acknowledges that it will review all packaging inserts as well as labels, drawings and artwork and that all such material is subject to NITEC’s approval; and (v) NITEC has provided to CATALENT all available safe handling instructions, health and environment information and material safety data sheets applicable to LODOTRA and any other materials supplied by NITEC.

4. CATALENT represents and warrants that all Services rendered and all Finished Product delivered to NITEC hereunder will be in full conformance with cGMP rules, applicable local requirements and all Specifications agreed and the Quality Agreement; provided, however, CATALENT shall not be held liable and NITEC shall not make a claim for any non-conformity attributable to NITEC-supplied materials (including, but not limited to, the LODOTRA, artwork, packaging inserts and labeling).

5. NITEC or its partners shall inspect each shipment of Finished Product for obvious defects and completeness within […***…] after receipt of each delivery and NITEC shall notify CATALENT in writing immediately of any defects or shortages it has discovered. § 377 HGB (German Commercial Code) shall not apply.

6. In the event of hidden defects not readily ascertainable upon inspection per Article 5.5 above, the Party that first becomes aware of the defect shall notify the other Party of any such defect immediately, but in no event later than within […***…], after they have been

10 Sept 2008	4.	***Confidential Treatment Requested

Execution Version

discovered which for the purposes of the Agreement shall not be more than […***…] after completion of the Services.

7. If Finished Product delivered hereunder does not fully comply with the warranties given by CATALENT in Article 6.4 (“Defective Products”), NITEC may, subject to Article 9, submit within a period of […***…] either a demand for replacement of the Defective Products at no additional charge for the Services (if and to the extent the defect is directly attribute to CATALENT’s gross negligence (Grobe Fahrlässigkeit) or willful misconduct) for Finished Product of proper quality or rectification of the Defective Products or a credit corresponding to the invoiced amount for the Defective Products. In the event CATALENT is required to replace Defective Product, CATALENT shall replace Defective Product with conforming Product, provided that in such event, NITEC shall supply, at its cost and expense, the LODOTRA and any other materials supplied by NITEC necessary to replace the Defective Product. Conversely, any cost and expenses related to the Defective Product incurred by CATALENT and/or NITEC, including but not limited to the costs and expenses for full replacement (also in the case of hidden defects) and/or destruction of Defective Product shall be borne by CATALENT (whereby the cost of LODOTRA shall be set out in Appendix 8) only if and to the extent the defect is directly attributable to CATALENT’s gross negligence or willful misconduct.

8. If there is a dispute whether a Finished Product delivered is a Defective Product or whether a Finished Product’s defect has been caused by CATALENT or by NITEC after receipt, a sample of the rejected Finished Product and a sample retained by CATALENT shall be exchanged between the Parties for analysis. If the Parties fail to come to a mutually satisfying conclusion within a period of […***…] following the exchange of the samples, both samples shall be submitted to a laboratory acceptable to both Parties as agreed case by case (the “Laboratory”). The Laboratory shall determine whether the rejected Finished Product is defective and thereafter, to which Party such defect is to be attributed, and its determination, in the absence of manifest error, shall be final and binding upon the Parties. The costs charged by the Laboratory shall be borne by the Party that has been found to be wrong by the Laboratory’s determination.

9. THE OBLIGATIONS OF CATALENT TO REPLACE OR RECTIFY DEFECTIVE PRODUCT IN ACCORDANCE WITH ARTICLE 6.7 SHALL BE NITEC’S SOLE AND EXCLUSIVE REMEDY FOR DEFECTIVE PRODUCT AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

ARTICLE 7 - RECALL OR WITHDRAWAL OF FINISHED PRODUCT

1. In the event that either Party is of the opinion that a recall or product withdrawal of the Finished Product should be considered, such Party shall immediately inform the other Party and the Marketing Authorisation Holder (MAH) for the Finished Product in writing (including telefax) of such conclusion. The further procedure and in particular all communication shall be coordinated by NITEC’s European Qualified Person (QP)/Pharmacovigilance in coordination with the QP of the Manufacturer and the concerned national QPs for Pharmacovigilance of the other involved Parties. A final decision on a recall or product withdrawal will be made by NITEC’s committee for crisis management and executed by the relevant MAH.

10 Sept 2008	5.	***Confidential Treatment Requested

Execution Version

2. CATALENT shall not take any action, other than action which it is required to take by law, without first obtaining the approval of NITEC’s QP.

3. In conjunction with such recall, each Party shall assist each other in the investigation to determine the cause and extent of the problem and the Parties shall fully cooperate with each other concerning the necessity and nature of such action. Depending on the nature of such an event the Parties agree to find a consensus in due time.

4. In the event that any Finished Product is recalled because it does not conform to the warranties set forth in Article 6 and NITEC or a third party is responsible for such non-conformity, or because NITEC was negligent or intentionally acted wrongfully, or due to an omission of NITEC, NITEC shall bear the costs and expenses incurred directly from such recall, including without limitation, expenses related to communications and meetings with all required regulatory agencies, expenses of replacement stock, the cost of notifying customers and costs associated with shipment of recalled Finished Product from customers and shipment of an equal amount of replacement Finished Product to those same customers. Conversely, in the event that any Finished Product is recalled because it does not conform to the warranties set forth in Article 6 and CATALENT is responsible for such non-conformity, or because CATALENT was negligent or intentionally acted wrongfully, or due to an omission of CATALENT, CATALENT shall, subject to Article 9, bear the direct administrative costs and expenses incurred directly from such recall, as approved by CATALENT in writing in advance.

5. In the event that CATALENT becomes knowledgeable of any pharmaceutical technical complaint or an adverse reaction related to the product, the NITEC QP Pharmacovigilance should be immediately informed.

ARTICLE 8 - INDEMNIFICATION

1. Subject to Article 9, each Party shall be liable to the other Party for all damages arising for the other Party out of the breach of any obligation of the breaching Party under this Agreement.

2. Subject to Article 9, each Party (the “Indemnifying Party”) shall indemnify and hold the other Party (the “Indemnified Party”) harmless for third party claims and all related costs, expenses, liabilities, damages, losses and fees, (including reasonable legal and other reasonable professional fees and costs) (“Liability”) arising out of or resulting from the Indemnifying Party’s breach of this Agreement or any negligent, willful misconduct or other wrongful act or omission directly attributable to the Indemnifying Party in connection with this Agreement.

3. In addition to Article 8.2, NITEC shall indemnify and hold harmless CATALENT, its affiliates, and their respective directors, officers, employees, and agents from and against any and all losses arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement; (B) any manufacture (other than the negligently performed Services), sale, promotion, distribution, use of or exposure to the LODOTRA or any materials supplied by NITEC, including, without limitation, product liability or strict liability; (C) NITEC’s exercise of control over the Services to the extent that NITEC’s instructions or directions violate applicable laws; (D) any actual or alleged infringement or violation of any patent, trade secret, copyright, trademark or other proprietary rights provided

10 Sept 2008	6.

Execution Version

by NITEC; or (E) any negligence or willful misconduct of NITEC, except to the extent that any of the foregoing arises out of or results from CATALENT’s negligence, willful misconduct, or breach of this Agreement.

4. Upon receiving notice of any claim for Liability under this provision, such Party shall promptly notify the Indemnifying Party in writing with full details of the claim; provided, however, that failure to give notice shall not limit or otherwise reduce the indemnification provided for in this Agreement except to the extent the delay or failure to give notice materially impairs the defence of such claim for Liability. Regardless, unless made with the express prior written consent of the Indemnifying Party, no sums paid by the Indemnified Party in settlement of any lawsuit shall be recoverable under this provision. Conversely, under no circumstances shall the Indemnifying Party settle any claim or admit wrongdoing or liability of the Indemnified Party without the Indemnified Party’s express prior written consent.

ARTICLE 9 - LIMITATION OF LIABILITY

1. IN NO EVENT SHALL THE LIABILITY OF CATALENT UNDER THIS AGREEMENT […***…].

2. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, LOST PROFITS, LOST DATA, LOST REVENUES AND/OR LOSS OF BUSINESS OPPORTUNITY.

3. To the extent that any provision in this Agreement or any order purporting to limit either Party’s liability to the other Party or either Party’s remedies (any such provision a “Limiting Provision”) violates or contradicts any law deemed by the final, non-appealable order of a court or other body of competent jurisdiction to govern any dispute (any such law a “Mandatory Applicable Law”) such Limiting Provision shall not apply, but shall instead be replaced by (and only to the extent of) the applicable provisions of such Mandatory Applicable Law solely for the purposes of resolving such dispute. In particular, nothing in this Agreement or any order shall limit a Party’s liability for death or personal injury arising from its own negligence or for strict liability for defective products if such limitation would violate a Mandatory Applicable Law.

ARTICLE 10 - INSURANCE

1. CATALENT shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the term of this Agreement, each covering claims brought and suits served anywhere in the world:

(a)	Commercial General Liability (Haftpflichtversicherung) or Public Liability insurance (whichever is applicable) with per-occurrence and general aggregate limits of not less than […***…];

10 Sept 2008	7.	***Confidential Treatment Requested

Execution Version

(b)	Products and Completed Operations Liability Insurance with per-occurrence and general aggregate limits of not less than […***…];

(c)	Professional Services Errors & Omissions Liability Insurance with per claim and aggregate limits of not less than […***…] covering sums that CATALENT becomes legally obligated to pay as damages resulting from claims made by NITEC for errors or omissions committed in the performance of the Services set forth in the Agreement.

In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire teen of this Agreement and for a period of not fewer than […***…] following the termination or expiration of this Agreement. Each insurance policy that is required under this Article 10.1 shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII.

CATALENT shall furnish evidence of insurance for the required policies to NITEC as soon as practicable after entering into this Agreement and upon renewal of any such policies or upon the respective policy renewal becoming effective.

2. NITEC shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the term of this Agreement, each covering claims brought and suits served anywhere in the world:

(a)	Commercial General Liability Insurance as Marketing Authorization Holder(s) as per the applicable pharmaceutical laws and legacy of the individual countries or markets when and where a Market Authorization for LODOTRA Tablets has been granted, e.g. in Germany with a general aggregate limit of an amount equivalent to not less than […***…]; provided, however, this sub-section (a) shall not apply to the United States and NITEC and CATALENT shall negotiate in good faith the Commercial General Liability Insurance to be procured and maintained by NITEC before LODOTRA is launched in the United States.

(b)	Commercial General Liability (Haftpflichtversicherung) or Public Liability insurance (whichever is applicable) with per-occurrence and general aggregate limits of not less than […***…].

(c)	All Risk Property insurance, including transit coverage, in an amount equal to full replacement value covering NITEC’s property while it is at CATALENT’s facility, or in transit to and from CATALENT’s facility, whereby any claim for recovery shall be made under NITEC’s insurance policy before a claim is made under CATALENT’s respective policy; provided, however, NITEC acknowledges that neither CATALENT nor CATALENT’s insurance (if any) shall be responsible for, or liable for any costs, expenses, or losses that may occur during transit to or from CATALENT’s facility.

In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not fewer than […***…] following the termination or expiration of this

10 Sept 2008	8.	***Confidential Treatment Requested

Execution Version

Agreement. Each insurance policy that is required under this Article 10.2 shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII.

NITEC shall furnish a certificate of insurance for the required policies to CATALENT as soon as practicable after entering into this Agreement and upon each renewal of any such policies becoming effective.

ARTICLE 11 - CONFIDENTIALITY

1. The recipient of any information provided by the other Party as a result of the operation of or in connection with this Agreement or its preparation, negotiation or termination shall treat such information in confidence and shall not use or disclose such information to any third party except for the purposes of this Agreement. The same applies to the contents of this Agreement.

2. The aforesaid does not apply to any information which (a) is or later comes into the public domain otherwise than by breach of this Agreement, or (b) is in the possession of the Party receiving the information prior to its receipt under this Agreement, or (c) is independently received from a third party, which is free to disclose the information.

3. The obligations set forth in this Article 11 do not prevent the disclosure of information to the competent authorities or agencies, in particular judicial or administrative agencies, if required by law, but such disclosure shall be strictly limited to the extent of the disclosure required by the relevant authority or agency. In such event, the Party making the disclosure is required to give prior written notice to the other Party and authorize it to seek an appropriate preventive solution.

4. All confidential information shall remain the sole property of the Party disclosing such information or data. Upon termination of this Agreement, the receiving Party shall, promptly return within thirty (30) days all such information, including any copies thereof, and cease its use or, at the request of the disclosing Party, shall promptly destroy the same and certify such destruction to the disclosing Party.

ARTICLE 12 - TERM OF AGREEMENT

1. The Agreement shall come into force upon its Effective Date and shall remain in effect for a period of three (3) years after the launch of LODOTRA in the EU or in the United States, whichever comes first (the “Initial Period”). After the expiry of the Initial Period the Agreement shall be extended automatically for further […***…] renewal periods (if any, the “Renewal Periods”)(the Initial Period and any Renewal Periods will be the “Term”) unless either Party gives at least […***…] months written notice to terminate the Agreement before expiry of the then current period. Such termination shall not apply to any then-outstanding orders.

2. The right to terminate the Agreement for cause is reserved. In particular, terminations for cause are constituted by a gross failure to fulfil contractual obligations by either Party. Without limitation to the generality of the foregoing, a gross failure on the part of CATALENT shall be deemed to have occurred if CATALENT delivers Finished Product that does not conform to the cGMP (or that would hinder the commercialisation of the Finished

10 Sept 2008	9.	***Confidential Treatment Requested

Execution Version

Product) more than […***…] consecutive orders during a […***…] period, or more than […***…].

3. NITEC may terminate this Agreement if NITEC or one of its partners decide to perform the assembly of LODOTRA at NITEC’s partner or within the NITEC group, whereby such termination shall be effective upon NITEC giving CATALENT at least […***…] written notice. In the event that NITEC terminates this Agreement pursuant to this Article 12(3), NITEC shall pay CATALENT all fees for Services rendered to the effective date of termination in accordance with the applicable order, including any non-cancelable obligations, works-in progress and materials ordered by CATALENT for the performance of Services under this Agreement as warranted by NITEC’s forecasts, plus all out-of-pocket expenses incurred by CATALENT on behalf of NITEC in connection with or as a result of such termination. CATALENT shall provide NITEC with an invoice for its termination expenses and charges under this Article 12.3 as soon as reasonably practicable following termination of this Agreement.

ARTICLE 13 - FINAL PROVISIONS

1. If changes in the market lead to a situation, which is not reasonable for either Party, both Parties will endeavour amicably to find a solution acceptable to both of them. The same applies if disputes arise from the performance of the Agreement.

2. Except as set forth in Article 6.8 all disputes, controversies, or differences which may arise between the Parties out of or in relation to or in connection with this Agreement shall be decided by the courts of Mannheim (if NITEC is the defendant) and Schorndorf (if CATALENT is the defendant).

3. Delay in or failure to carry out the obligations imposed on any Party under this Agreement shall not be deemed breaches of the Agreement if such delay or failure results from fire, explosion, labour dispute, natural disaster, war, legislative or governmental acts, or any other cause beyond the control of the affected Party, including for example, if […***…], or any other supplier, or the respective legal successor (see Article 3.4), fails to delivery the Primary Packaging Materials properly or in a timely manner, in each case through no fault or negligence of the Party invoking these circumstances as an excuse (collectively “Force Majeure”). Except with respect to […***…] or any other supplier nominated by NITEC, or the respective legal successor, A lack or failure of the affected Party’s sub-contractor shall not constitute Force Majeure unless caused by circumstances which represent Force Majeure themselves. In the event delay or failure due to Force Majeure continues for a period exceeding nine (9) months, either Party may terminate this Agreement effective immediately.

4. If individual provisions of this Agreement are invalid or become invalid, the Parties hereby agree that this shall not affect the validity of the remainder. The Parties undertake to replace the invalid provisions by others with the same economical effect as far as legally possible.

5. This Agreement including its Appendices 1 to 8 constitutes the entire agreement between the Parties concerning the subject matter.

10 Sept 2008	10.	**Confidential Treatment Requested

Execution Version

6. Any alterations of or additions to this Agreement or its Appendices must be made in writing and agreed to by both Parties. This requirement shall also apply to the preceding sentence.

7. This Agreement is and any confirmed order placed under this Agreement is subject to German law without its provisions regarding the conflict of laws or the Vienna Convention on the International Sale of Goods (CISG).

8. The rights and obligations of the Parties shall continue under Articles 8 — 11, 12.3, 13.7 and 13.8 notwithstanding expiration or termination of this Agreement.

CATALENT GERMANY SCHORNDORF GmbH 29. Sept. 2008

/s/ Ronan Fox	/s/ Jürgen Hess
by: Ronan Fox	by: Jürgen Hess
its: Managing Director	its: Director Sales & BD

NITEC PHARMA AG 29. Sept. 2008	29.9.08

/s/ Achim Schäffler	[Illegible Signature]
by: Dr. Achim Schäffler	by: [Illegible]
its: Head R&D & Prod. and Member of Board of Directors

10 Sept 2008	11.

Execution Version

List of Appendices

Appendix 1 — LODOTRA Presentations

Appendix 2 — Packaging Requirements

Appendix 3 — Prices and Price Re-Calculation

Appendix 4 — Average quantities

Appendix 5 — Delivery sites

Appendix 6 — Copy of Agreement […***…] and NITEC

Appendix 7 — Services

Appendix 8 — Costs of LODOTRA

10 Sept 2008	12.	***Confidential Treatment Requested

Execution Version

Appendix 1 — LODOTRA presentations

Lodotra 1 mg:

Each modified-release tablet contains 1 mg of prednisone

Lodotra 2 mg:

Each modified-release tablet contains 2 mg of prednisone

Lodotra 5 mg:

Each modified-release tablet contains 5 mg of prednisone

10 Sept 2008	13.

Execution Version

Appendix 2 — Packaging Requirements […***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

10 Sept 2008	14.	***Confidential Treatment Requested

Execution Version

Appendix 3 – Prices

[…***…]

15	***Confidential Treatment Requested

Execution Version

Appendix 4—Average quantities (by NITEC)

Lodotra	[…***…]			[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

10 Sept 2008	16	***Confidential Treatment Requested

Execution Version

Appendix 5 – Delivery Sites

(by NITEC)

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

17	***Confidential Treatment Requested

Execution Version

Appendix 6 - Copy of Agreement between […***…] and NITEC

[Please see attached.]

18	***Confidential Treatment Requested

Execution Version

Exclusive Supply Agreement - Pharmaceutical Plastic Packaging

Supply agreement commenced 15 October 2007

between

BUYER,

Nitec Pharma AG

KägenstraBe 9

CH-4153 Reinach

Switzerland

(hereinafter referred to as NITEC)

and

SELLER,

Gerresheimer Værløse A/5

Walgerholm 2-8, 3500 Værlose,

Denmark,

(hereafter referred to as Gerresheimer)

represented by Division President Niels Düring.

1.	Subject of Agreement

NITEC wishes to enter into an agreement with Gerresheimer to buy “Products” from Gerresheimer listed under section 2 and specified under schedule 3 for the packaging of NITEC’s product LODOTRA, a novel modified release tablet containing prednisone.

Purpose and objective of this agreement is to establish a long term partnership between NITEC and Gerresheimer.

19.

Execution Version

It is the intention that NITEC and Gerresheimer shall pursue a consolidation of the respective businesses under a win-win philosophy, where both part are considered, preferred supplier and customer (Key Account), respectively. Gerresheimer agrees to exclusively supply NITEC with its DUMA Multi Grip Cap –Art. No. 003424-3000- for NITEC’s LODOTRA.

This agreement will set the frame for this partnership and the background for this project is to include the Duma Multi Grip packaging concept on LODOTRA packed in containers, enabling a clear and uniform communication platform to the end-user creating preference for NITEC’s LODOTRA with a packaging awarded, easy to open packaging.

Furthermore, this agreement specifies the respective pharmaceutical responsibilities related to the manufacture and control of the “Products”, especially with respect to current Good Manufacturing Practice and to the relevant DIN EN ISO 9001 standards, as applicable, and thus fulfils the corresponding requirements of the European Union and of National Drug Laws.

This agreement will also govern as a basis for Gerresheimer and NITEC (for the Duma Multi Grip cap 003424-3000) to make necessary investments, ensuring NITEC appropriate product availability of products covered by this agreement.

2.	Products covered by this Agreement

The agreement will reflect the total product portfolio as listed below:

Product — Gerresheimer article no.
034040-3000 Duma MG 40 ml
034075-3000 Duma MG 75 ml
003424-3000 Duma Multi Grip Cap
045256-4000 Duma Twist-off 250 ml
03827D-3000 Duma Twist Cap TE

The estimated annual quantities are listed in Schedule 2.

20.

Execution Version

3.	Investment Requirements and Nitec Contribution

NITEC and Gerresheimer agree to the following investments by Gerresheimer, enabling a commercialisation of the project:

Duma Multi Grip closure system 34 mm (003424-3000).

Investment in an Injection Mould (IM) customized to NITEC requirements based upon the Gerresheimer developed cap will be made with a capacity in compliance with the estimated yearly quantities (Schedule 2).

The first Mould has a yearly capacity of approx. […***…] units annually with a maximum weekly capacity of […***…] units and will be initiated after written consent of Nitec but not before December 2007.

The investment in a second Mould with a yearly capacity of […***…] units with a weekly maximum capacity of […***…] will be initiated after having consent of both parties depending on the annual forecast.

Gerresheimer will in this way secure the capacity including back up for the future and hereby undertakes to have such capacity available to serve Nitec’s requirements of product as forecasted in accordance with this Agreement.

NITEC will have an exclusivity of the aforementioned Duma Multi Grip Closure mould covering the initial […***…] calendar years following the approval of LODOTRA in the first country in the EU or US. Besides this Gerresheimer will grant NITEC for the same […***…] years the same exclusivity for any corticosteroid and rheumatoid product (excluding Paracetamol). In case the yearly purchased quantities in the […***…] or in any subsequent calendar year during the term of this Agreement are […***…] lower than forecasted in the […***…] and […***…] calendar year after launch Gerresheimer shall — after serving a respective written warning to Nitec and allowing NITEC to place one more order of product, which shall then be taken into account when determining annual purchased quantities – have the right to supply the Duma Multi Grip closures to other customers, provided that NITEC has been reimbursed by Gerresheimer on a pro rata temporis basis for that portion of the Nitec contribution to the moulds which is attributable to that part of the initial five year term which has not yet expired at the time of execution of such supplies to other customers by Gerresheimer.

Gerresheimer has and will keep full ownership of the moulds. The direct costs of mould no 1 will be approx. […***…] of which NITEC will pay […***…] (the “Nitec Contribution”), e.g. approx. […***…] of direct mould costs of mould No 1 of the Vendor/ mould maker including moulds, tests, machine parts, etc. to cover for the above mentioned exclusivity rights. Further, the prices per unit as stated in schedule 1 will be reduced in accordance with the agreed purchase volumes.

Mould costs shall be settled with an initial payment of […***…] upon submission of order for the first mould to Vendor/ mould maker (earliest in December 2007), and a final payment of […***…] when the first mould has been delivered and approved by NITEC. […***…] were already paid by NITEC.

The companies agree that after the […***…] years exclusivity Nitec orders will be prioritized against others in using the existing first mould.

The companies agree that a second mould will be 100 % financed by Gerresheimer.

21.	***Confidential Treatment Requested

Execution Version

Time schedule for the investments.

The first deliveries of the Duma Multi Grip closure system 34 mm (003424-3000) can be made approx. […***…] months after the submission of the order for the first mould. A separate time schedule will be made by Gerresheimer.

4.	Prices

NITEC and Gerresheimer agree on the prices as of Schedule 1. All prices are in Euro currency (EUR).

These prices are per 1.000 units, DDP (Incoterms 2000), Catalent Pharma Solutions, Steinbeissstr 2, 73614 Schorndorf, Germany.

The quoted prices as per schedule 1 are based on a raw material price of […***…], per kg. The prices can be subject to adjustments that are related to a possible change of +/- […***…] in the price of approved Pharmaceutical raw material according to the specifications, independent of the quantities.

Prices reflecting the development of the documented raw material prices on approved Pharma raw material according to the Gerresheimer product specifications are negotiated annually by the end of 3rd quarter in each calendar year.

5.	Warranty/ Change Control

Gerresheimer warrants that the “Products” are manufactured in compliance with the relevant pharmaceutical regulations and legal provisions and in accordance with specifications agreed upon in writing (see Schedule 3) and that they will be free from any defects in material or workmanship.

Gerresheimer states that each carton is signed and labelled in the right way in accordance with specifications (see Schedule 3).

Gerresheimer will do its utmost not to change production process, production technology, composition of material used and examination methods during the term of this Agreement. However if such changes occur it will be described in detail with all necessary documentation. Gerresheimer is obligated to inform NITEC in advance about any such change in writing giving positive results of tests of the “Product” according to product specification. In case of product with specification no 003424-3000 such a change requires the written consent of NITEC prior to this change.

6.	Responsibility / Obligations for Order and Supply

Gerresheimer Is responsible for:

•	holding and maintaining an appropriate manufacturing licence for the manufacture and control of the “Products”

22.	***Confidential Treatment Requested

Execution Version

•	informing NITEC without any delay of any restrictions to the manufacturing licence for the ‘Products”.

•

complying with the relevant pharmaceutical regulations and GMP requirements valid in the European Union and in the US and with relevant legal provisions for the manufacture and control of the “Products”.

•

using of raw material only from accepted and approved vendors for the manufacture of “Product” according to the current US-Drug Master File (DMF) and other relevant legislations. Any change of raw material quality or a change of the vendor of raw material shall need written approval by NITEC.

•

delivery of originally packed and labelled products to NITEC’s partner for packaging which will initially and until further notice be Catalent Pharma Solutions, Steinbeissstr 2, 73614 Schorndorf, Germany (CH).

•	periodical transfer of results for microbiological examination of Gerresheimer’s production facilities upon request.

•	provision of audit reports of any authority and self-inspection reports which might have an impact on the quality and supply of “Products” to NITEC or its partners

•	quality of products in accordance with specifications (schedule 3) and delimitation of pharmaceutical responsibilities (schedule 5).

•	transfer of new specifications, including update of relevant change control requirements according to schedule 5.

•	punctuality of deliveries. Delivery 2 (two) working days before and 1 (one) working days after the time agreed upon is considered timely delivery.

•

Deliveries within […***…] days after receiving any firm orders. Insofar and to the extent quarterly forecasts provided by Nitec are of binding character (cf. lit. b, 2nd dash of this section 6), such forecasts are converted to fixed orders upon receipt by Gerresheimer. The parties will negotiate in good faith to reduce the […***…] days lead time for the caps and bottles after the first calendar year after launch of LODOTRA.

•

delivery of Gerresheimer’s Certificate of analysis (COA) for each consignment stating the kind of material used, batch number, date of Manufacture, etc. The Certificate will be dated and signed by authorised personnel of the Quality Unit and will show the name, address and phone number of the original manufacturer.

•	Provision of a security stock which will be agreed annually in respect of the required quantities and development in purchase

•	not to undertake any measures or initiate any processes which could have a negative impact on the “Products” manufactured for NITEC.

•

In the event that Gerresheimer becomes aware of circumstances (including Force Majeure circumstances) that may cause a delay in the delivery of or any non-conformance of the Product, Gerresheimer shall notify NITEC

23.	***Confidential Treatment Requested

Execution Version

immediately. Gerresheimer shall use its best efforts to avoid any delay in delivery and, if such delay cannot be avoided, shall afford to NITEC its full co-operation to minimize the effects of delay for NITEC.

NITEC is responsible for:

•

nomination of a partner for the manufacturing (packaging) of LODOTRA to which Gerresheimer will deliver the Products. This company will be in a first step Catalent Pharma Solutions, Steinbeisstr 2, 73614 Schorndorf, Germany (Catalent Pharma Solutions). Any change to this will be made in writing by NITEC to Gerresheimer.

•	Provision of quarterly rolling forecasts reflecting Nitec’s demand of products for the upcoming 18 months, which forecast in each case shall be binding for the next […***…] months

•	payment according to terms stated in the Agreement

•	guarantee purchase of quantities set forth in the agreement and in accordance with schedule 1 and the rolling forecast to the extent converted into firm orders

•

informing Gerresheimer in writing if NITEC wishes for the launch in other countries than the EU or the US special provisions or guidelines to be followed that are not yet generally known or recognized by EU or US GMP requirements. Both parties shall agree how to proceed.

•	auditing Gerresheimer’s facilities, documentation and quality systems

•

On behalf of NITEC Catalent Pharma Solutions is until further notice responsible for firm orders, which have to be furnished in writing, by telefax or e-mail and shall be placed by […***…] days prior to the date when Catalent Pharma Solutions wishes to take delivery, and in accordance with schedule 2. Orders are reflecting NITECs quarterly rolling forecast

•	Nitec may at any time upon written notice to Gerresheimer replace the party responsible for the firm orders.

•	The agreed delimitation of pharmaceutical responsibilities between NITEC and Gerresheimer is given in detail in Schedule 5 of this agreement.

•	NITEC and Gerresheimer designate competent contacts for technical matters. The persons and their function are named in Schedule 6 of this agreement.

•

The provisions of this agreement apply to all orders for the “Products” that are issued after this agreement is signed and before its termination is effected. They also apply to orders issued by NITEC to Gerresheimer that have not yet been completed at the time of effective termination of this agreement.

24.	***Confidential Treatment Requested

Execution Version

7.	Site Inspections / Auditing

NITEC, its partners or Regulatory Authorities have the right to conduct or to have conducted periodical inspections / audits of production rooms, warehouses, records of QC samples and analytical labs and records.

8.	Product Inspections and Complaints

NITEC or its partners will inform Gerresheimer immediately of any complaints which are related to the “Products” and will liaise with Gerresheimer in investigating the possible causes and agree on remedial actions.

In case of not proper quality of “Products” (= products not complying to the Specifications according to Schedule 3, hereinafter: “defective products”) Gerresheimer and NITEC will follow the Gerresheimer complaint procedure described in the respective product specification (schedule 3). In case of improper quality Gerresheimer at its own discretion shall, in addition to the other remedies provided for in this Agreement (i) replace the “Products” at its own expense promptly but in no invent later than 45 days or (ii) refund such portion of the sales price as is equitable. In the first case Gerresheimer shall be entitled to require NITEC to dispose of defective products at Gerresheimer’s expense according to the applicable law.

Irrespective of the foregoing, NITEC or its partners will inspect each shipment of Product for obvious defects and completeness within […***…] days after receipt of each delivery and NITEC shall notify or shall cause its partners to notify Gerresheimer of any defects or shortages it has discovered. § 377 HGB (German Commercial Code) shall not apply.

In the event of hidden defects not readily ascertainable upon inspection the party that first becomes aware of the defect shall notify the other party of any such defect immediately, but in no event later than within […***…] days, after they have been discovered.

If there is a dispute whether a Product delivered is defective or whether a Product’s defect has been caused by Nitec or Nitec’s partners after receipt, a sample of the rejected Product and a sample retained by Gerresheimer shall be exchanged between the parties for inspection. If the parties fail to come to a mutually satisfying conclusion within a period of […***…] weeks following the exchange of the samples, both samples shall be submitted to an expert acceptable to both parties as agreed case by case (the “Expert”). The Expert shall determine whether the rejected Product is defective or not and therefore, to which party such defect is to be attributed, and its determination, in the absence of manifest error, shall be final and binding upon the parties. The costs charged by the Expert shall be borne by the party that has been found to be wrong by the determination.

NITEC or its partner have the right to refuse shipment from Gerresheimer’s facility if “Products” can be demonstrated to be non-compliant according to the aforementioned provisions.

25.	***Confidential Treatment Requested

Execution Version

Gerresheimer’s obligations under this section 8 are only valid according to the following provisions:

In no case shall a claim against Gerresheimer of any kind (i) in the event the claim is covered by an insurance, be greater in amount than the respective payment made under Gerresheimer’s insurance plus Gerresheimer’s applying deductibles; and (ii) in any other case be greater in amount than, for each claim, the value […***…] of the respective delivery of defective products, and for all claims made during one calendar year, be greater in amount than […***…]. This limitation of liability shall not apply (i) in the case of Gerresheimer’s wilful act or gross negligence or (ii) in the event and to the extent that peremptory provisions of the applicable law do not permit this limitation of liability between Gerresheimer and Nitec. Furthermore, Gerresheimer’s liability for defective products (to the extent that such defect is caused by the actions -including their omission-described hereafter in this sentence) is subject to Nitec having adhered to all procedure’s and instructions applicable to the conditions of use of the products and any damage caused by fair wear and tear or by misuse occurring after delivery tor Catalent Pharma Solutions (or its successor in case of a change of the partner of Nitec according to sect. 6 lit.b, 1st dash) or Nitec is expressly excluded.

Gerresheimer’s obligations under this section 8 are Gerresheimer’s only obligations under this Agreement with regard to damage-payments for defective products, and Gerresheimer shall in this regard not be liable any way whatsoever beyond this section 8.

9.	Agreement Term

The Agreement is valid for a period of exclusivity as defined under section 3 for five (5) calendar years after launch of LODOTRA in the first country in the EU or US (the “initial term”) with possibility of its annual prolongation in writing.

10.	Changes in the Agreement

All changes of the terms set forth in this agreement may only be made by mutual agreement and must be in writing, otherwise would not be binding. Any waiver of this form requirement shall also have to be in writing in order to become effective.

11.	Payment

All payments shall be made by NITEC in EUR […***…] days net following the date of the relevant invoice.

26.	***Confidential Treatment Requested

Execution Version

12.	Confidentiality

Both parties undertake to maintain strict confidentiality, which shall also apply after this agreement has ended. Neither party is entitled to use the knowledge of the other disclosed to it under this agreement, after the end of the agreement or without the consent of the other party. Excluded are disclosures of information necessary for Authorities.

13.	Choice of Law

This Agreement shall be exclusively construed in accordance with the laws of Germany without regard to its conflict of law principles or the Vienna Convention on the International Sale of Goods (CISG). The courts of Mannheim shall have exclusive jurisdiction in any matter arising under or in connection with this Agreement.

14.	Final Provisions

If changes in the market lead to a situation, which is not reasonable for either party, both parties will endeavour amicably to find a solution acceptable to both of them. The same applies if disputes arise from the performance of the Agreement.

Delay in or failure to carry out the obligations imposed on any party under this Agreement shall not be deemed a breach of this Agreement if such delay or failure results from fire, explosion, labour dispute, natural disaster, war, legislative or governmental acts, or any other cause beyond the control of the affected party (collectively “Force Majeure”). Lack or failure of the affected party’s sub-contractor shall not constitute Force Majeure unless caused by circumstances which represent Force Majeure themselves. In the event delay or failure due to Force Majeure continues for a period exceeding […***…] months, either party may terminate this Agreement effective immediately.

If individual provisions of this Agreement are invalid or become invalid, the parties hereby agree that this shall not affect the validity of the remainder. The parties undertake to replace the invalid provisions by others with the same economical effect as far as legally possible.

This Agreement including Appendices constitutes the entire agreement between the parties concerning the subject matter.

Gerresheimer acknowledges that partners or affiliated companies of NITEC might be interested in the future to become a party of this Agreement. However, Gerresheimer reserves its right to refuse its agreement to any respective amendment -which would have to be executed in writing- to this Agreement whereby partners or affiliated companies of NITEC would, at NITEC’s request, become a party to this Agreement.

27.	***Confidential Treatment Requested

Execution Version

This Agreement has been prepared in 4 (four) original copies in English and each party hereto acknowledges to have received two original of this Agreement.

Date: ___________________________________________	Date: __________________/_______________________

Gerresheimer Vaerloese A/S	Nitec Pharma AG
/s/ Niels Düring Division President	/s/ Jochen Mattis /s/ Dr. Achim Schaffler
Managing director E VP R&D/ Tech operations

List of Schedules

Schedule 1:	Prices

Schedule 2:	Order Quantities, Delivery and estimated Quantities in the Contract Period

Schedule 3:	Product Specifications including complaint procedure

Schedule 4:	Delimitation of Pharmaceutical Responsibilities

Schedule 5:	Contacts and Responsible Persons

28.

Execution Version

Schedule 1: Prices

The initial prices are based on the forecast volumes for the initial three years as per Schedule 1:

Price per 1.000 units for X units p.a.	0-1,5 mill.	1,5-3 mill.	3-6 mill.	>6 mill.
- 034040-3000	[…***…]	[…***…]	[…***…]	[…***…]
- 034075-3000	[…***…]	[…***…]	[…***…]	[…***…]
- 003424-3000	[…***…]	[…***…]	[…***…]	[…***…]

Schedule 2: Order Quantities and Delivery

Order quantities and delivery sizes are agreed to be optimised fitting to full load trucks, or whatever quantities optimising the transport cost covered by Gerresheimer.

Estimated amounts for EU market

Product no	2008	2009	2010	2011	2012	2013
034040-3000 Duma MG 40 ml		[…***…]	[…***…]	[…***…]	[…***…]
034075-3000 Duma MG 75 ml		[…***…]	[…***…]	[…***…]	[…***…]
Total containers	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
03424-3000 Duma Multi Grip 34 mm	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
Total caps	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

The above mentioned quantities are only estimated forecast (5-year quantities for the main products, e.g. 40 ml, 75 ml, Multi-Grip Cap 3424).

29.	***Confidential Treatment Requested

Execution Version

Schedule 3; Product Specifications including complaint procedure

Product	product specification
Duma MG 40 ml	034040-3000
Duma MG 75 ml	034075-3000
Duma Multi Grip 3424	003424-3000
Duma Twist-Off 250 ml	045256-4000
Duma Twist Cap TE	03827D-3000

“Product specification & Certificates” and drawings/pictures are attached

Pallet specification in accordance with Nitec Pharma and partners requirement – heights of pallets, etc to be agreed upon.

30.

Execution Version

Schedule 4:

Delimitation of Pharmaceutical Responsibilities

Products: see Section 2

Activities	Responsibilities
	NITEC/ partner	Gerres- heimer
[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

31.	***Confidential Treatment Requested

Execution Version

Activities	Responsibilities
	NITEC/ partner	Gerres- heimer
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

32.	***Confidential Treatment Requested

Execution Version

Schedule 5

Contacts and Responsible Persons

Products: see Section 2

NITEC:

Function	Name	Phone	Fax	e-mail
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Gerresheimer:

Function	Name	Phone	Fax	e-mail
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

33.	***Confidential Treatment Requested

Execution Version

Appendix 7 – Services

(By Catalent)

•	Packaging

•	Quality Assurance

•	Product Release for shipment

[Catalent shall invoice the annual PQR separately]

34.

Execution Version

Appendix 8 – Costs of LODOTRA

(by NITEC)

Total (Nitec) costs per 1000 bulk tablets (5 mg Lodotra)	[…***…]
Total (Nitec) costs per 1000 bulk tablets (2 mg Lodotra)	[…***…]
Total (Nitec) costs per 1000 bulk tablets (5 mg Lodotra)	[…***…]

35.	***Confidential Treatment Requested